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                                  EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and in the Form S-3 Prospectus contained therein (No. 33-46343), in the Registration Statements on Form S-3 (No. 333-26069 and No. 333-32926) and in the Registration Statements on Form S-8 (No. 33-45083, No. 33-78158, No. 33-78150, No. 33-32013, No. 333-69457, No. 333-95291, No.
333-32924 and No. 333-42286) of QUALCOMM Incorporated of our report dated November 3, 2000 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.






PRICEWATERHOUSECOOPERS LLP

San Diego, California
November 3, 2000